By-Laws Of
                           SJW Corp.

                   (A California Corporation)

                     Adopted April 16, 1985
                   As amended January 24, 1989,
               October 20, 1994, September 22, 1999,
                 July 19, 2001, October 28, 2003,
                   April 29, 2004, May 3, 2005,
                  April 27, 2006, April 26, 2007,
                        and May 6, 2009


                          ARTICLE I

                           OFFICES

     Section 1.1 Principal Office. The principal office for the transaction of the business of the corporation shall be located at 110 W Taylor Street,
San Jose, CA 95110. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California. [As amended May 6, 2009]

     Section 1.2 Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California, as it deems appropriate.

                          ARTICLE II

                          DIRECTORS

     Section 2.1 Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation, as amended, of the corporation (the "Articles") or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     Section 2.2 Number. The number of the corporation's directors shall not be less than seven (7) nor more than eleven (11), the exact number of which shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or shareholders. [As amended July 19, 2001; April 29, 2004; May 6, 2009]

     Section 2.3 Need Not Be Shareholders. The directors of the corporation need not be shareholders of the corporation.

     Section 2.4 Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     Section 2.5 Election and Term of Office. Except as otherwise provided in paragraph (l) of Section 4.1 of Article IV of the Articles, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. Except as otherwise provided in paragraph (l) of Section 4.1 of Article IV of the Articles, the term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified. Unless otherwise determined by the Board, no individual who will attain the age of 75 years or more during the term of office commencing after the annual shareholders meeting shall be nominated for election. [As amended October 28, 2003; May 3, 2005]

     Section 2.6 Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors
(by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent requires the consent of the holders of shares entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 2.7 Removal. (a) Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares at an election of directors, subject to the following:
                    (1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected; and
                    (2) When by the provisions of the Articles, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.
            (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

     Section 2.8 Emeritus Directors. The Board of Directors may designate any former director or directors of the corporation as an Emeritus Director for such term as the Board of Directors shall deem appropriate. Persons so designated shall not thereby become officers, directors or employees and shall have only such responsibilities and privileges as the Board of Directors may from time to time specifically determine.

                          ARTICLE III

                           OFFICERS

     Section 3.1 Election and Qualifications. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer and Treasurer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President may exercise any of the powers of the President as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be chosen from the directors, but the other officers of the corporation mayor may not be directors.

     Section 3.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

     Section 3.3 Removal and Vacancies. Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise a majority of the voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the un-expired term and until a successor is duly chosen and qualified.

                                ARTICLE IV

                         CHAIRMAN OF THE BOARD

     Section 4.1 Powers and Duties. If there be one, the Chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors, and shall do and perform such other things as may from time to time be assigned to him by the Board of Directors. He shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the Board of Directors or which, in his judgment, should be executed on behalf of the corporation.
[As amended September 22, 1999]

                                   ARTICLE V

                                   PRESIDENT

     Section 5.1 Powers and Duties. The President shall, subject to the Board of Directors, be the chief executive officer of the corporation. The President shall do and perform such duties as may from time to time be assigned to him by the Board of Directors. He shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the Board of Directors or which, in his judgment, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation. In the event of the absence or disability of the Chairman of the Board of Directors, the President shall exercise the powers and perform the duties of the Chairman of the Board of Directors. If there be no Chairman of the Board of Directors, the powers and duties of the President shall include those assigned to the Chairman of the Board of Directors by Article IV, as well as those assigned to the President by this Article. [As amended September 22, 1999]

     Section 5.2 President Pro Tem. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

                              ARTICLE VI

                            VICE PRESIDENT

     Section 6.1 Powers and Duties. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President.
If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

                             ARTICLE VII

                              SECRETARY

     Section 7.1 Powers and Duties. The powers and duties of the Secretary are:
     (a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof;
     (b) To keep the seal of the corporation and to affix the same to all instruments which may require it;
     (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes; of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation;
     (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents;
     (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof;
     (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation; and
     (g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

                            ARTICLE VIII

               CHIEF FINANCIAL OFFICER AND TREASURER

     Section 8.1 Powers and Duties. The powers and duties of the Chief Financial Officer and Treasurer are:
     (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.
The books of account shall at all reasonable times be open to inspection by any director;
     (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the discretion of the Chief Financial Officer and Treasurer, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors;
     (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation;
     (d) To pay out of the corporation funds on hand all just debts of the corporation of whatever nature upon maturity of the same and to disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements;
     (e) To render to the Chairman of the Board, to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation; and
     (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and Treasurer and as may be required by the Board of Directors.

                            ARTICLE IX

                     COMMITTEES OF THE BOARD

     Section 9.1 Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, including an Audit Committee, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

     Section 9.2 Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:
     (a) The approval of any action, which requires the approval or vote of the shareholders;
     (b) The filling of vacancies on the Board or on any committee;
     (c) The fixing of compensation of the directors for serving on the Board or on any committee;
     (d) The amendment or repeal of By-Laws or the adoption of new By-Laws;
     (e) The amendment or repeal of any resolution of the Board, which by its express terms is not so amendable or repealable;
     (f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; and
     (g) The appointment of other committees of the Board or the members thereof.

     Section 9.3 Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee shall include the Chairman of the Board, if any, as one of its members. In all cases in which specific directions to the contrary shall not have been given by the Board of Directors, such Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the power and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

                          ARTICLE X

                    MEETINGS OF SHAREHOLDERS

     Section 10.1 Place of Meetings. Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

     Section 10.2 Time of Annual Meetings. The annual meeting of the shareholders shall be held at the hour of 10:00 o'clock in the forenoon on the third Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

     Section 10.3 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the President, by the Board of Directors, or by shareholders holding not less than ten percent (10%) of the voting power of the corporation on the record date established pursuant to Section 10.12 of these By-Laws. The person or persons calling any such meeting shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting. In connection with any special meeting called in accordance with the provisions of this Section 10.3, upon request in writing sent by registered mail to the Chairman of the Board, the President, a Vice President or the Secretary of the corporation, or delivered to any such officer in person, by the person or persons calling such meeting (such request, if sent by a shareholder or shareholders, to comply with the advance notice requirement set forth in Section 10.14, including the information required by Section 10.14(a) of these By-Laws), it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Section 10.4 of these By-Laws as promptly as reasonably practicable and, in connection therewith, to establish the place and, subject to Section 601(c) of the California Corporations Code (the "Code"), the date and hour of such meeting. Within ten (10) business days after receiving such a request from a shareholder or shareholders of the corporation, the Board of Directors shall determine whether such shareholder or shareholders have satisfied the requirements for calling a special meeting of the shareholders pursuant to these By-Laws and notify the requesting party or parties of its finding. Nothing contained in Section 10.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held. [As amended May 6, 2009].

     Section 10.4 Notice of Meetings. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
      (b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:
                  (1) A proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;
                  (2) A proposal to amend the Articles;
                  (3) A proposal regarding a reorganization, merger or consolidation involving the corporation;
                  (4) A proposal to wind up and dissolve the corporation;
                  (5) A proposal to adopt a plan of distribution of the share, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles.

     Section 10.5 Delivery of Notice. Notice of a shareholders' meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

     If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

     Section 10.6 Adjourned Meetings. Any meeting of shareholders may be adjourned from time to time by (i) the vote of a majority of the votes entitled to be cast by the shares represented either in person or by proxy;
or (ii) the presiding officer of the meeting. When a shareholders' meeting is adjourned to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date if fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. [As amended May 6, 2009].

     Section 10.7 Attendance at Shareholders' Meeting. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included in the notice if such objection is expressly made at the meeting.

     Section 10.8 Quorum. (a) The presence in person or by proxy at any meeting of persons entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles or these By-Laws and except as provided in subdivision (b).
     (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by an affirmative vote equal to at least a majority of the votes required to constitute a quorum. [As amended May 6, 2009]

     Section 10.9 Actions Without Meeting. (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of Section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors;
     (b) Unless the consents of all shareholders entitled to vote have been solicited in writing:
              (1) Notice of any shareholder approval on matters described in subparagraphs (1), (3) or (5) of subdivision (b) of Section 10.4 or respecting indemnification of agents of the corporation without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval; and
              (2) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing; the provisions of
     Section 10.5 shall apply to such notice.

     Section 10.10 Revocation of Consent. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

     Section 10.11 Voting Rights. Except as provided in Section 10.13 or in the Articles or in the Certificate of Determination of Preferences of any series of preferred shares or in any statute relating to the election of directors or to other particular matters, each holder of preferred shares entitled to be voted shall be entitled to eight votes for each preferred share and each holder of common shares entitled to be voted shall be entitled to one vote for each common share with respect to each matter submitted to a vote of shareholders. A fraction of a share shall not be entitled to any voting rights whatsoever. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining share; or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

     Section 10.12 Determination of Holders of Record. (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.
     (b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:
                (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;
                (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given;
                (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
     (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
     (d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or these By-Laws or by agreement or applicable law.

     Section 10.13 Elections for Directors. (a) Every shareholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.
     (b) No shareholder shall be entitled to cumulate votes (i.e., cast for anyone or more candidates a number of votes greater than the number of votes to which the shareholder's shares are entitled pursuant to Section 10.11) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If anyone shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.
     (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled, to be voted for them up to the number of directors, to be elected by such shares are elected.
     (d) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the By-Laws so require.

     Section 10.14   Advance Notice of Shareholder Business and Nomination
     (a) Annual Meetings of Shareholders.
     (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (c) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 10.14 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this
Section 10.14.
     (ii) For a business or proposal (other than the nomination of persons for election as directors) to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action under the Code. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth
(90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. To be in proper written form, a shareholder's notice to the Secretary (whether pursuant to this Section 10.14(a)(ii) or Section 10.14(b)) must set forth: (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, (D) the name and address, as they appear on the corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (E) the class and number of shares of the corporation's stock which are beneficially owned (as determined by Rule 13d of The Securities and Exchange Act of 1934, as amended ("Exchange Act") by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (F) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 10.14. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10.14(a)(ii). If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 10.14(a)(ii), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.
This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable additional requirements of the Exchange Act and the rules and regulations thereunder (collectively, the "SEC
Requirements") with respect to the matters set forth in this
Section 10.14(a)(ii) and that this Section 10.14(a)(ii) is intended as an additional requirement to the SEC Requirements.
     (iii) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.
Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting
(provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty
(60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. To be in proper written form, a shareholder's notice to the Secretary (whether pursuant to this Section 10.14(a)(iii) or Section 10.14(b)) must set forth, as to each person, if any, whom the shareholder proposes to nominate for election as a director (1) the shareholders intent to nominate such person for election as a director of the corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (2) the name and address, as they appear on the corporation's books, of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (3) the class and number of shares of the corporation that are owned beneficially (as determined pursuant to Rule 13(d) of the Exchange Act) and of record by the shareholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, and (4) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (5) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (6) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (7) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section

       10.14(a)(iii) or appointed to fill a vacancy in accordance with Section 2.6. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of the Section 10.14(a)(iii).
If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 10.14(a)(iii), he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable additional provisions of the SEC Requirements with respect to the matters set forth in the Section 10.14(a)(iii) and that this
Section 10.14(a)(iii) is intended as an additional requirement to the SEC Requirements.
       (b) Special Meetings of Shareholders. Only such business
shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.  Nominations of persons for election to the
Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of
Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 10.14 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice
procedures set forth in this Section 10.14.   In the event the
corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice in the same form as required by paragraph
(a)(iii) of this Section 10.14 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable additional provisions of the SEC Requirements with respect to the matters set forth in the
Section 10.14(b) and that this Section 10.14(b) is intended as an additional requirement to the SEC Requirements.
     (c) Notwithstanding the foregoing provisions of this Section 10.14, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10.14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
     (d) For purposes of this Section 10.14, "public announcement" shall include disclosure in a press release reported by the Dow Jones
News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
     (e) Nothing in this Section 10.14 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals or nominations in the corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Article. [As amended May 6, 2009].

     Section 10.15   Proxies.   (a) Every person entitled to vote shares
may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.
     (b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.
     (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

     Section 10.16 Inspectors of Election. (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three.
If appointed at a meeting on the request of one or more shareholders or proxies, the holders of shares entitled to cast a majority of the votes entitled to be cast by the shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.
     (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.
     (c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

     Section 10.17 Voting Powers on Default in Dividends. Reference is hereby made to paragraph (1) of Section 5.1 of Article V of the Articles for provisions concerning changes in voting powers of preferred shares and common shares of the corporation and procedure for election of directors in case of certain defaults in payment of dividends on preferred shares.

     Section 10.18 Conduct of the Meeting. The Chairman of the Board or such other officer of the corporation designated by a majority of the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting and make ruling on procedural matters, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders' meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders. [As amended May 6, 2009].

                             ARTICLE XI

                       MEETINGS OF DIRECTORS

     Section 11.1 Place of Meetings. Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

     Section 11.2 Regular Meetings. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting). Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice. [As amended May 6, 2009].

     Section 11.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two or more of the directors.

     Section 11.4 Notice of Meetings. Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, telegraph or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in
Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 11.5 Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

    Section 11.6 Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 11.7 Waiver of Notice and Consent. (a) Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
       (b) The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11.8 Action Without a Meeting. Any action required or permitted, to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 11.9   Conference Telephone Meetings.  Members of the
Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

     Section 11.10   Meetings of Committees.  The provisions of this
Article apply also to committees of the Board and action by such committees.

                             ARTICLE XII

                        SUNDRY PROVISIONS

       Section 12.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate.
No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

     Section 12.2 Fiscal Year. The fiscal year of this corporation shall be the calendar year.

    Section 12.3 Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

     Section 12.4 Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer and Treasurer or the Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.


    Section 12.5 Lost Certificate. The Board of Directors may by resolution provide that in the event any certificates for shares of the capital stock of the corporation shall be alleged to have been lost or destroyed, no new certificate or certificates shall be issued in lieu thereof until an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of the corporation shall have been furnished. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates as it shall in its discretion deem appropriate.

     Section 12.6   Certification and Inspection of By-Laws.
The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

    Section 12.7 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notices communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Section 12.8 Reports to Shareholders. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

     Section 12.9 No Closing of Stock Transfer Books. The Board of Directors shall set a record date to determine shareholders eligible to receive dividends, rights, distributions and the like, and to vote at meetings of shareholders, and the transfer books shall not be closed in connection therewith.

     Section 12.10 [Section 12.10 was deleted in its entirety by amendment dated January 24, 1989]

                              ARTICLE XIII

                        CONSTRUCTION OF BY-LAWS
                  WITH REFERENCE TO PROVISIONS OF LAW

     Section 13.1 Definitions. Unless defined otherwise in these By-Laws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

     Section 13.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     Section 13.3 By-Law Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                               ARTICLE XIV

               ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

     Section 14.1 By Shareholders. By-Laws may be adopted, amended or repealed by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares of the corporation.

     Section 14.2 By the Board of Directors. Subject to the right of shareholders to adopt, amend or repeal these By-Laws, other than an amendment of these By-Laws changing the authorized number of directors, these By-Laws may be adopted, amended or repealed by the Board of Directors. A Bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal any or all By-Laws.